SUB-ITEM 77Q1(A)

An Amendment, dated January 29, 2014, to the Amended and Restated Declaration of Trust of MFS Series Trust XV, dated July 24, 2007, is contained in Post-Effective Amendment No. 56 to the Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.